New Hampshire Thrift Bancshares, Inc. Announces Earnings for Third Quarter

Performance Reflects Loan and Deposit Growth

NEWPORT, NH -- (Marketwire - October 15, 2012) - New Hampshire Thrift Bancshares, Inc. (the "Company") (NASDAQ: NHTB), the holding company for Lake Sunapee Bank, fsb (the "Bank"), today reported consolidated net income for the nine months ended September 30, 2012, of $6.1 million, or $0.94 per diluted common share, compared to $6.0 million, or $0.96 per diluted common share for same period in 2011, an increase of $86 thousand, or 1.42%. For the quarter ended September 30, 2012, the Company reported consolidated net income of $2.0 million, or $0.32 per diluted common share compared to $2.0 million, or $0.31 per diluted common share, for the quarter ended September 30, 2011, an increase of $17 thousand, or 0.84%.

Financial Highlights

  Total assets increased $76.5 million, or 7.34%, to $1.1 billion at September 30, 2012, from $1.0 billion at December 31, 2011.

  Net loans increased $95.3 million, or 13.34%, to $810.3 million at September 30, 2012, from $715.0 million at December 31, 2011.

  The Company originated $323.3 million in loans for the nine months ended September 30, 2012, compared to $195.8 million for the same period in 2011.

  The Company's loan servicing portfolio was $361.1 million at September 30, 2012, compared to $365.8 million at December 31, 2011.

  Total deposits increased $27.6 million, or 3.44%, to $830.7 million at September 30, 2012, from $803.0 million at December 31, 2011.

  Net interest and dividend income for the nine months ended September 30, 2012, was $21.7 million compared to $21.5 million for the same period in 2011.

  Net income available to common stockholders was $5.5 million for the nine months ended September 30, 2012, compared to $5.6 million for the same period in 2011.

  The Company's returns on average assets and average equity for the nine months ended September 30, 2012, were 0.82% and 7.24%, respectively, compared to 0.88% and 7.91%, respectively, for the same period in 2011.

  As a percentage of total loans, non-performing loans decreased from 2.32% at December 31, 2011, to 2.04% at September 30, 2012.

Earnings Summary

Net income of $6.1 million for the nine months ended September 30, 2012 includes an increase of $196 thousand, or 0.91%, in net interest and dividend income compared to the same period in 2011. The provision for loan losses increased $1.3 million, to $2.3 million for the nine months ended September 30, 2012, compared to $984 thousand for the same period in 2011. Noninterest income increased $2.9 million, or 36.11%, to $10.8 million for the nine months ended September 30, 2012, compared to $8.0 million for the same period in 2011. This increase includes increases of $971 thousand in net gains on the sales of loans, $1.2 million in net gains on sales and calls of securities, and $1.0 million in insurance commission income. Noninterest expense increased $1.5 million, or 7.50%, to $21.5 million for the nine months ended September 30, 2012, compared to $20.0 million for the same period in 2011. Within noninterest expense, salaries and employee benefits increased $628 thousand, or 5.97%, to $11.2 million for the nine months ended September 30, 2012, compared to $10.5 million for the same period in 2011, including $532 thousand of salaries and employees benefits of the insurance agency, which was acquired on November 10, 2011.

Net income of $2.0 million for the quarter ended September 30, 2012 includes an increase of $98 thousand, or 1.37%, in net interest and dividend income compared to the same period in 2011. The provision for loan losses increased $458 thousand to $1.0 million for the quarter ended September 30, 2012, compared to $574 thousand for the same period in 2011. Noninterest income increased $1.0 million, or 36.40%, to $3.9 million for the quarter ended September 30, 2012, compared to $2.9 million for the same period in 2011. This increase includes increases of $645 thousand in net gains on the sales of loans, $162 thousand in net gains on sales and calls of securities, and $343 thousand in insurance commission income. Noninterest expense increased $513 thousand, or 7.60%, to $7.3 million for the quarter ended September 30, 2012, compared to $6.8 million for the same period in 2011.

Balance Sheet Summary

Total assets were $1.1 billion at September 30, 2012, compared to $1.0 billion at December 31, 2011, an increase of 7.34%. Securities available-for-sale decreased $36.1 million to $174.2 million at September 30, 2012, from $210.3 million at December 31, 2011. Net loans held in portfolio increased $95.3 million, or 13.34% to $810.3 million at September 30, 2012, from $715.0 million at December 31, 2011. The allowance for loan losses was $9.8 million at September 30, 2012, compared to $9.1 million at December 31, 2011. Within the allowance for loan losses is the net effect of provisions of $2.2 million, charge-offs of $1.9 million, and recoveries of $390 thousand during the nine months ended September 30, 2012. As a percentage of total loans, non-performing loans decreased from 2.32% at December 31, 2011, to 2.04% at September 30, 2012. The Company originated $323.3 million in loans for the nine months ended September 30, 2012, compared to $195.8 million for the same period in 2011. Loan production during the second quarter of 2012 was $116.5 million compared to $63.8 million for the same period in 2011.

Total deposits increased $27.6 million, or 3.44%, to $830.7 million at September 30, 2012, from $803.0 million at December 31, 2011. Within deposits, savings and money market accounts increased $29.2 million, transaction accounts increased $7.8 million, brokered deposits increased $15.0 million, and time deposits decreased $24.4 million. Advances from the Federal Home Loan Bank increased $40.0 million, or 49.41% to $121.0 million at September 30, 2012, from $81.0 million at December 31, 2011.

Stockholders' equity of $112.0 million resulted in a book value of $15.58 per common share at September 30, 2012, based on 5,902,402 shares of common stock outstanding, an increase of $0.38, or 2.50%, per common share from December 31, 2011. As previously announced, a regular quarterly dividend of $0.13 per share is payable on October 31, 2012 to stockholders of record of October 24, 2012. The Bank remains well-capitalized with a Tier I (Leverage) Capital ratio of 9.22% at September 30, 2012.

Acquisition of The Nashua Bank

On August 1, 2012, the Company announced the execution of a definitive agreement in which it will acquire The Nashua Bank in an exchange of cash and stock (the "Merger"). The Nashua Bank will merge with and into the Bank and will operate under the name "The Nashua Bank, a division of Lake Sunapee Bank." Completion of the transaction is subject to customary closing conditions, including the receipt of regulatory approval and the approval of The Nashua Bank's shareholders. The transaction is expected to close in the fourth quarter of 2012.

For additional information, please see the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2012.

About New Hampshire Thrift Bancshares, Inc.

New Hampshire Thrift Bancshares, Inc. is the bank holding company of Lake Sunapee Bank, fsb, a federally-chartered stock savings bank, which provides a wide range of banking and financial service, and McCrillis & Eldredge Insurance, Inc., a full-line independent insurance agency which offers a complete range of commercial insurance services and consumer products. These wholly-owned subsidiaries operate through 29 offices strategically located within the greater Dartmouth-Lake Sunapee-Kearsarge and Monadnock regions of west-central New Hampshire and central Vermont. New Hampshire Thrift Bancshares, Inc. has total assets of approximately $1.1 billion.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, and in subsequent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date of this release. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                    New Hampshire Thrift Bancshares, Inc.
                        Selected Financial Highlights
              (Dollars in thousands except for per share data)

                           For the three months       For the nine months
                            ended September 30,       ended September 30,
                             2012         2011         2012         2011
                         -----------  ------------ -----------  ------------
Net Income               $     2,030  $     2,013  $     6,124  $     6,038

Per Share Data:
  Basic Earnings         $      0.32  $      0.31  $      0.94  $      0.96
  Diluted Earnings (1)          0.32         0.31         0.94         0.96
  Dividends Declared            0.13         0.13         0.39         0.39
  Dividend Payout Ratio        40.63%       41.94%       41.49%       40.63%

                                                         As of
                                            September 30,     December 31,
                                                 2012             2011
                                           ---------------  ---------------
(Dollars in thousands except for per share
 data)
Total Assets                               $     1,118,361  $     1,041,819
Total Securities (2)                               183,370          217,933
Loans, Net                                         810,307          714,952
Total Deposits                                     830,664          803,023
Federal Home Loan Bank Advances                    120,974           80,967
Stockholders' Equity                               111,986          108,660
Book Value per Common Share                $         15.58  $         15.20
Common Shares Outstanding                        5,902,402        5,832,360

Tier I (Core) Capital                                 9.21%            9.58%

Number of Locations                                     29               30

(1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.
(2) Includes available-for-sale securities shown at fair value and Federal
    Home Loan Bank stock at cost.

                   New Hampshire Thrift Bancshares, Inc.
                        Consolidated Balance Sheets

                                                       As of
(Dollars in thousands, except for per     September 30,      December 31,
 share data)                                   2012              2011
                                        -----------------  ----------------
ASSETS                                     (unaudited)
  Cash and due from banks               $          16,839  $         21,841
  Federal Reserve Bank interest-bearing
   deposit                                         12,000             2,899
                                        -----------------  ----------------
      Total cash and cash equivalents              28,839            24,740
  Securities available-for-sale                   174,247           210,318
  Federal Home Loan Bank stock                      9,123             7,615
  Loans held-for-sale                              10,718             3,434
  Loans receivable, net                           810,307           714,952
  Accrued interest receivable                       2,616             2,669
  Bank premises and equipment, net                 16,573            16,450
  Investments in real estate                        3,863             3,451
  Other real estate owned                               -             1,344
  Goodwill and intangible assets                   30,077            30,352
  Investment in partially owned Charter
   Holding Corp., at equity                         5,217             4,895
  Bank-owned life insurance                        18,758            13,347
  Other assets                                      8,023             8,252
                                        -----------------  ----------------
    Total assets                        $       1,118,361  $      1,041,819
                                        =================  ================

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
    Noninterest-bearing                 $          68,465  $         64,356
    Interest-bearing                              762,199           738,667
                                        -----------------  ----------------
      Total deposits                              830,664           803,023
  Federal Home Loan Bank advances                 120,974            80,967
  Other borrowings                                    272               543
  Securities sold under agreements to
   repurchase                                      18,330            15,514
  Subordinated debentures                          20,620            20,620
  Accrued expenses and other
   liabilities                                     15,515            12,492
                                        -----------------  ----------------
    Total liabilities                           1,006,375           933,159
                                        -----------------  ----------------

STOCKHOLDERS' EQUITY
  Preferred stock, $.01 par value per
   share: 2,500,000 shares authorized:
   Series B, non-cumulative perpetual,
   20,000 shares issued and outstanding
   at September 30, 2012 and at
   December 31, 2011, liquidation value
   $1,000 per share                                     -                 -
  Common stock, $.01 par value, per
   share: 10,000,000 shares authorized,
   6,332,681 shares issued and
   5,902,402 shares outstanding as of
   September 30, 2012, and 6,292,639
   shares issued and 5,832,360 shares
   outstanding as of December 31, 2011                 63                63
  Warrants                                              -                85
  Paid-in capital                                  66,292            66,658
  Retained earnings                                53,067            49,892
  Accumulated other comprehensive loss               (389)             (887)
  Unearned Stock Awards                              (377)                -
  Treasury stock, at cost, 430,279
   shares as of September 30, 2012, and
   460,279 at December 31, 2011                    (6,670)           (7,151)
                                        -----------------  ----------------
    Total stockholders' equity                    111,986           108,660
                                        -----------------  ----------------
    Total liabilities and stockholders'
     equity                             $       1,118,361  $      1,041,819
                                        =================  ================

                    New Hampshire Thrift Bancshares, Inc.
                Consolidated Statements of Income (unaudited)

                                  Three months Ended    Nine months Ended
                                    September 30,          September 30,
(Dollars in thousands except
 for per share data)               2012       2011       2012        2011
                                ---------- ---------- ----------  ----------
INTEREST AND DIVIDEND INCOME
  Interest and fees on loans    $    8,305 $    7,947 $   24,053  $   23,797
  Interest and dividends on
   debt investments
    Taxable                            628      1,154      2,757       3,612
    Dividends                           15          9         47          29
    Other                              134        226        443         679
                                ---------- ---------- ----------  ----------
  Total interest and dividend
   income                            9,082      9,336     27,300      28,117
                                ---------- ---------- ----------  ----------

INTEREST EXPENSE
  Interest on deposits               1,072      1,466      3,358       4,411
  Interest on advances and
   other borrowed money                755        712      2,243       2,203
                                ---------- ---------- ----------  ----------
  Total interest expense             1,827      2,178      5,601       6,614
                                ---------- ---------- ----------  ----------

  Net interest and dividend
   income                            7,255      7,158     21,699      21,503

PROVISION FOR LOAN LOSSES            1,032        574      2,261         984
                                ---------- ---------- ----------  ----------

  Net interest and dividend
   income after provision for
   loan losses                       6,223      6,584     19,438      20,519
                                ---------- ---------- ----------  ----------

OTHER INCOME
  Customer service fees              1,306      1,348      3,764       3,813
  Net gain on sales of loans           778        133      1,534         563
  Net gain on sales and calls
   of securities                     1,091        929      3,415       2,239
  Net gain (loss) on sales of
   other real estate owned and
   fixed assets                          -         18       (150)         27
  Rental income                        187        210        560         551
  Realized gain in Charter
   Holding Corp.                        72        124        298         459
  Insurance commission income          343          -      1,048           -
  Brokerage service income               1          1          3           2
  Bank-owned life insurance
   income                              141        110        374         314
                                ---------- ---------- ----------  ----------
  Total noninterest income           3,919      2,873     10,846       7,968
                                ---------- ---------- ----------  ----------

                                 Three months Ended     Nine months Ended
(unaudited)                        September 30,          September 30,
(Dollars in thousands except
 for per share data)              2012       2011        2012       2011
                               ---------- ----------  ---------- ----------
NONINTEREST EXPENSES
Salaries and employee benefits      3,694      3,691      11,153     10,525
Occupancy and equipment
 expenses                             876        881       2,767      2,850
Advertising and promotion              96        111         350        369
Depositors' insurance                 204        (27)        603        610
Data processing and outside
 services                             301        266         848        763
Professional services                 404        230         919        808
ATM processing fees                   130        107         367        363
Mortgage servicing (income),
 net of amortization of
 mortgage servicing rights             50        (67)         96       (128)
Supplies                               93         85         279        251
Other expenses                      1,419      1,477       4,162      3,632
                               ---------- ----------  ---------- ----------
Total noninterest expenses          7,267      6,754      21,544     20,043
                               ---------- ----------  ---------- ----------

INCOME BEFORE PROVISION FOR
 INCOME TAXES                       2,875      2,703       8,740      8,444

PROVISION FOR INCOME TAXES            845        690       2,616      2,406

                               ---------- ----------  ---------- ----------
NET INCOME                     $    2,030 $    2,013  $    6,124 $    6,038
                               ========== ==========  ========== ==========
NET INCOME AVAILABLE TO COMMON
 STOCKHOLDERS                  $    1,914 $    1,800  $    5,508 $    5,567
                               ========== ==========  ========== ==========

Earnings Per Common Share,
 basic                         $     0.32 $     0.31  $     0.94 $     0.96
Earnings Per Common Share,
 assuming dilution (1)         $     0.32 $     0.31  $     0.94 $     0.96
Dividends Declared per common
 share                         $     0.13 $     0.13  $     0.39 $     0.39

(1) Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents, as appropriate.

For additional information contact:
Laura Jacobi
Senior Vice President
Chief Financial Officer
603-863-0886